Exhibit 10.3

Amendment to Purchasing Agreement
Agreement No. 4037
Vendor: Cardiovascular Systems Inc
Agreement Date: August 1, 2014
Amendment Date: August 1, 2017

Effective as of the Amendment Date above, HealthTrust Purchasing Group, L.P., a Delaware
Limited Partnership having its principal place of business at 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027 (hereinafter referred to as "HPG"), and Cardiovascular Systems Inc (hereinafter referred to as “Vendor”), having its principal place of business at 651 Campus Dr, St. Paul, MN 55112-3495 hereby agree to amend their Purchasing Agreement dated August 1, 2014 for Atherectomy - Mechanical (the “Agreement”), as follows:

1.Definitions.     The capitalized terms in this Amendment shall have the meaning designated in the Agreement unless otherwise expressly provided herein.

2.Term. The term of the Agreement shall be extended, with the Expiration Date listed in Exhibit B being amended to be November 30, 2017.

3.Except as expressly amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

Signatures Follow on Next Page

IN WITNESS WHEREOF, the parties hereby indicate their agreement to the terms of this Amendment by the signatures of their authorized representatives.

HealthTrust Purchasing Group, L.P., a Delaware limited partnership, by HPG Enterprises, LLC, a Delaware limited liability company, its general partner	VENDOR: Cardiovascular Systems Inc
HealthTrust Signee: /s/ Anne Preston	Vendor Signee: /s/ Jim Blooston
HealthTrust Signee Name: Anne Preston HealthTrust Signee Title: AVP HealthTrust Signature Date: 9/29/2016	Vendor Signee Name: Jim Blooston Vendor Signee Title: Director - Strategic Accounts Vendor Signature Date: 9/27/2016